Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of IIOT-OXYS, Inc. of our report dated April 27, 2017 relating to our audit of the December 31, 2016 financial statements of Oxys Corporation appearing in the prospectus which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such prospectus.

Philadelphia, Pennsylvania

June 8, 2018